Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of January 21, 2019, is entered into by and among Danfoss Power Solutions (US) Company, a Delaware corporation (“Parent”), Danfoss-2019 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the shareholder of UQM Technologies Inc., a Colorado corporation (the “Company”) set forth on Exhibit A hereto (the “Shareholder”).  All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

A.                                    Parent, Merger Sub and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, (a) Merger Sub will merge with and into the Company (the “Merger”), and (b) all outstanding shares of Company Common Stock will be cancelled and converted into the right to receive the Merger Consideration described in the Merger Agreement.

B.                                    As a condition to their entry into the Merger Agreement, Parent and Merger Sub require that the Shareholders enter into this Agreement.

The parties hereto hereby agree as follows:

ARTICLE I
VOTING AGREEMENT

Section 1.01                            Agreement to Vote the Subject Securities.

(a)                                 Shareholder hereby irrevocably and unconditionally agrees that, until the termination of this Agreement, at any meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, such Shareholder shall be present (in person or by proxy, including for the purpose of determining a quorum) and vote (or cause to be voted) or deliver (or cause to be delivered) a written consent with respect to, all of the Voting Securities (as defined below):

(i)                                     in favor of the approval of the Merger and adoption of the Merger Agreement;

(ii)                                  against any action or proposal that would reasonably be expected to result in (A) a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholders contained in this Agreement or (B) any of the conditions set forth in Article VI of the Merger Agreement not being satisfied on or before the End Date;

(iii)                               in favor of the proposals set forth in the Company’s proxy statement relating to the Merger (including any proxy supplements thereto, the “Proxy Statements”);

(iv)                              for any proposal to adjourn or postpone the applicable special meeting to a later date if there are not sufficient votes for approval of the Merger Agreement and any other proposals related thereto on the dates on which such meetings are held;

(v)                                 against any change in the Company Board; and

(vi)                              against any Takeover Proposal and against any other action involving the Company that is intended, or would reasonably be expected, to interfere with or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(b)                                 The Shareholder shall retain at all times the right to vote the Voting Securities in such Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this ARTICLE I. The Shareholders agree that the obligations specified in this ARTICLE I shall not be affected by any Company Adverse Recommendation Change except to the extent the Merger Agreement is terminated as a result thereof.

(c)                                  No Shareholder shall take any action with respect to the conversion of any of the Subject Securities that may adversely affect or otherwise impair such Shareholder’s ability to perform its obligations under this Agreement.

(d)                                 For purposes of this Agreement, (i) “Voting Securities” means, collectively, those of the Subject Securities set forth on Exhibit B hereto that are eligible to vote on the applicable matter, and any other securities of the Company that hereafter are issued to or otherwise directly or indirectly acquired by any of the Shareholders prior to the termination of this Agreement upon the conversion of any of the securities set forth on Exhibit B (to the extent not prohibited hereby) that are eligible to vote on the applicable matter and (ii) “Subject Securities” means, collectively, the shares of Company Common Stock and any other securities of the Company that hereafter are issued to or otherwise directly or indirectly acquired (including upon the conversion of any of the securities set forth on Exhibit C attached hereto) by any Shareholder prior to the termination of this Agreement.

ARTICLE II
COVENANTS OF THE SHAREHOLDERS REGARDING THE SUBJECT SECURITIES

Section 2.01                            No Transfer; No Inconsistent Arrangements.

(a)                                 Except as expressly provided hereunder, pursuant to the Merger Agreement or with Parent’s prior written consent, until this Agreement is terminated in accordance with Section 6.02, no Shareholder shall, directly or indirectly:

(i)                                     permit to exist any lien of any nature whatsoever with respect to any Subject Securities;

(ii)                                  transfer, sell, assign, tender, gift, hedge, pledge or otherwise dispose of (each, a “Transfer”) or enter into any option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, any Subject Securities, or any right, title or interest therein (including any right or power to vote) or agree to do or consent to any of the foregoing;

(iii)                               enter into (or caused to be entered into) any Contract with respect to any Transfer of any of the Subject Securities;

(iv)                              grant or permit the grant of any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Securities;

(v)                                 deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or similar arrangement with respect to any of the Subject Securities;

(vi)                              seek to influence any Person with respect to the voting of, any Company Common Stock in connection with the Merger or any other transaction, other than to recommend that shareholders of the Company vote in favor of approval of the Merger and adoption of the Merger Agreement; or

(vii)                           take or permit any other action that would be expected to adversely affect such Shareholder’s ability to perform its obligations hereunder.

(b)                                 If any involuntary Transfer of any of the Subject Securities shall occur (including in any bankruptcy or a sale to a purchaser at any creditor’s or court sale), the transferee (including any subsequent transferees) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until this Agreement is terminated in accordance with Section 6.02.

Section 2.02                            No Dissenters’ Rights; No Participation in Legal Actions.

(a)                                 No Dissenters’ Rights. To the extent a Shareholder is found to have a right to demand appraisal of any of the Subject Securities or a right to dissent from the transactions contemplated by the Merger Agreement (collectively, “Dissenters’ Rights”), such Shareholder hereby (i) waives and agrees not to exercise any such Dissenters’ Rights (including, under the Colorado Business Corporation Act, as amended) and (ii) agrees not to participate in or voluntarily aid in any way any action to seek Dissenters’ Rights.

(b)                                 No Participation in Legal Actions. Each Shareholder agrees not to directly or indirectly participate in, commence or join, whether on such Shareholder’s own behalf or derivatively on behalf of the Company, in any Legal Action (including any class action), with respect to any claim against Parent, Merger Sub, the Company or any of the Company’s Subsidiaries or any of the successors, Affiliates or Representatives of any of the foregoing, (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging breach of any fiduciary or other duty by any Person or violation of any Law in connection with the Merger Agreement or the transactions contemplated thereby.

Section 2.03                            Adjustments. In the event of any stock split (including a reverse stock split), stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Securities, the terms of this Agreement shall apply to all additional or resulting securities such that such additional and resulting securities shall constitute Subject Securities and, to the extent that such additional or resulting securities are in respect of Voting Securities, also shall constitute Voting Securities.

Section 2.04                            Stop Transfers. No Shareholder shall request, until this Agreement is terminated in accordance with Section 6.02, that the Company register the transfer (book-entry or otherwise) of any Subject Securities without the prior written consent of Parent.

ARTICLE III
ADDITIONAL COVENANTS

Section 3.01                            Documentation and Information.

(a)                                 Except as required by applicable Law, none of the Shareholders shall make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (which consent may be withheld in Parent’s sole discretion); provided that the Shareholders may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D filed with the SEC. Each Shareholder hereby consents to the disclosure in the Proxy Statement and if required by applicable Law or the SEC or any other securities authorities, any other documents or communications provided by Parent, Merger Sub, the Company or the Shareholders to any Governmental Entity or to securityholders of the Company, of such Shareholder’s identity and beneficial ownership of Subject Securities and the nature of such Shareholder’s commitments under this Agreement and a copy of this Agreement.

(b)                                 Each Shareholder agrees to promptly give Parent, the Company and the Surviving Corporation any information that is in its possession that Parent, the Company or the Surviving Corporation may reasonably request for the preparation of any such disclosure documents and promptly notify Parent, the Company and the Surviving Corporation of any required corrections with respect to any written information supplied by it, if such Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

Section 3.02                            No Solicitation. The Shareholders shall not, and shall cause their respective directors, officers and Representatives not to, directly or indirectly:

(a)                                 solicit, initiate, encourage or facilitate the submission by any Person(s) to the Company of any Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to any Takeover Proposal;

(b)                                 initiate or participate in any discussions and negotiations with any Person(s) regarding any Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to any Takeover Proposal;

(c)                                  furnish to any Person(s) information in connection with any Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to a Takeover Proposal;

(d)                                 approve, recommend, declare advisable or enter into a Company Acquisition Agreement;

(e)                                  otherwise cooperate with, assist, participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Takeover Proposal; or

(f)                                   agree to or propose publicly to do any of the foregoing.

Section 3.03                            Ongoing Discussions and Negotiations. The Shareholders shall, and shall cause each of their respective Subsidiaries and their and their Subsidiaries’ respective Representatives to (a) immediately cease and cause to be terminated all existing discussions and negotiations with any Person or such Person’s Representatives (other than Parent, Merger Sub or any of their respective Representatives) regarding any Takeover Proposal and (b) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party.

Section 3.04                            Further Assurances.

(a)                                 Each of the parties hereto shall execute and deliver any additional certificates, instruments and other documents, and take any additional actions, as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b)                                 Each Shareholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Securities acquired by such Shareholder after the date hereof that are not set forth on Exhibit B hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants, severally but not jointly, to Parent and Merger Sub, as follows:

Section 4.01                            Organization, Authority; Execution and Delivery; Enforceability.

(a)                                 If such Shareholder is a natural person, then such Shareholder is of legal age to execute this Agreement and is legally competent to do so.

(b)                                 If such Shareholder is not a natural person:

(i)                                     such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(ii)                                  the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement by such Shareholder have been duly authorized by all necessary action on the part of such Shareholder and its board of directors or applicable governing body; and

(iii)                               no other proceedings on the part of such Shareholder (or such Shareholder’s board of directors or applicable governing body) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the terms of this Agreement.

(c)                                  Such Shareholder has all requisite corporate, limited liability company, limited partnership or other applicable entity power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement.

(d)                                 This Agreement has been duly executed and delivered by each Shareholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 4.02                            Non-Contravention.

(a)                                 The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by the Shareholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Liens in or upon any of the properties or assets of the Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under:

(i)                                     if the Shareholder is not a natural person, any provision of the Charter Documents of such Shareholder;

(ii)                                  any Contract to or by which the Shareholder is a party or bound or to or by which any of the properties or assets of such Shareholder (including the Subject Securities) is bound or subject; or

(iii)                               subject to the governmental filings and other matters referred to in Section 4.02(b), any applicable Law.

(b)                                 No consent or approval of, or filing with, any Governmental Entity or other Person is required by or with respect to the Shareholder in connection with this Agreement, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

Section 4.03                            Ownership of Subject Securities; Total Shares. Such Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the Subject Securities and has good and marketable title to all of the Subject Securities free and clear of any Liens (other than those created by this Agreement). The Subject Securities set forth on Exhibit B hereto constitute all of the securities of the Company beneficially owned (as defined in Rule 13d-3 under the Exchange Act) or owned of record by such Shareholder as of the date hereof.

Section 4.04                            Voting and Dispositive Power. Such Shareholder has full voting power with respect to all of the Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to the Subject Securities. None of the Subject Securities are subject to any shareholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting or disposing of the Subject Securities, except as provided hereunder.

Section 4.05                            Reliance. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon each of the Shareholders’ execution, delivery and performance of this Agreement.

Section 4.06                            Absence of Litigation. As of the date hereof, there is no Legal Action pending against, or, to the actual knowledge of the Shareholder, threatened in writing against such Shareholder or any of such Shareholder’s properties or assets (including any of the Subject Securities) before or by any Governmental Entity that could reasonably be expected to prevent or materially impair the such Shareholder’s ability to perform its obligations hereunder.

Section 4.07                            Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of such Shareholder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to each of the Shareholders that:

Section 5.01                            Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

Section 5.02                            Authority for this Agreement. Each of Parent and Merger Sub has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by each Shareholder, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

ARTICLE VI
MISCELLANEOUS

Section 6.01                            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with Section 8.07 of the Merger Agreement; however, in the case of any notice or communication to a Shareholder such notice or communication must be sent to the address set forth on such Shareholder’s signature page to this Agreement or to such other address as any party to this Agreement shall specify in writing delivered to the other parties hereto.

Section 6.02                            Termination. Subject to Section 6.03, this Agreement shall terminate automatically without any notice or other action by any Person, upon the first to occur of:

(a)                                 the valid termination of the Merger Agreement in accordance with its terms;

(b)                                 the Effective Time; or

(c)                                  the mutual written consent of Parent and the Shareholders.

Section 6.03                            Survival. The provisions of Section 2.02, ARTICLE IV, ARTICLE V and ARTICLE VI shall survive any termination of this Agreement, and the termination of this Agreement shall not relieve any party from seeking any remedies (at law or in equity) against another party or relieve such party from liability for such party’s breach of any terms of this Agreement.

Section 6.04                            Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.05                            Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.06                            Successors and Assigns; No Third-Party Beneficiaries. The terms and provisions in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 6.07                            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 2.01; provided, however, that Parent may assign its rights, interests and obligations hereunder to a Subsidiary or Affiliate of Parent without the prior written consent of the other parties hereto.

Section 6.08                            Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Delaware (without reference to its choice of Law rules).

Section 6.09                            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

Section 6.10                            Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.11                            Entire Agreement. This Agreement and the Merger Agreement contain all of the terms with respect to the subject matter of this Agreement and the Merger Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 6.12                            Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable Law.

Section 6.13                            Specific Performance. The parties hereto agree that irreparable damage would occur to Parent and Merger Sub if any provision of this Agreement were not performed in accordance with its terms, and, that Parent and Merger Sub shall each be entitled to seek an injunction to prevent any breach of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Parent or Merger Sub is entitled at law or in equity. In any proceeding for specific performance, each Shareholder shall waive any requirement for the securing or posting of any bond.

Section 6.14                            Construction. The parties hereto acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 6.15                            Interpretation.

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement

(b)                                 Unless the context requires otherwise:

(i)                                     any reference to any contract, instrument or other document or any law herein shall be construed as referring to such contract, instrument or other document or law as from time to time amended, supplemented or otherwise modified;

(ii)                                  any reference herein to any Person shall be construed to include such Person’s successors and assigns; and

(iii)                               all references herein to ARTICLES, Sections and Exhibits shall unless otherwise specifically stated be construed to refer to ARTICLES, Sections and Exhibits of this Agreement.

6.18   No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to each of the Shareholders, respectively, and neither Parent nor Merger Sub shall have any authority to exercise any power or authority with respect to the voting of any of the Subject Securities, except as otherwise provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARENT:

DANFOSS POWER SOLUTIONS (US) COMPANY

By:
Name:
Title:

MERGER SUB:

DANFOSS—2019 MERGER SUB, INC.

By:
Name:
Title:

[Danfoss’ Signature Page to the Voting and Support Agreement]

SHAREHOLDER:

By:
Name:
Title:
Address:

[Shareholder Signature Page to the Voting and Support Agreement]

EXHIBIT A

SHAREHOLDER

Name:

Title:

Address:

EXHIBIT B

VOTING SECURITIES

Voting Securities:

[       ] shares of Company Common Stock

EXHIBIT C

SUBJECT SECURITIES

Subject Securities:

[       ] shares of Company Common Stock